PRELIMINARY FORM OF PROXY CARD SUBJECT TO COMPLETION DATED MAY 12, 2025

THE SHYFT GROUP, INC.
ATTN: JOSHUA SHERBIN
41280 BRIDGE ST
NOVI, MI 48375

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 16, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SHYF2025SM**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 16, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V75333-S14206

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

THE SHYFT GROUP, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3:

Proposal 1 — The Merger Proposal

		For	Against	Abstain
1.	Approve and adopt (a) the Agreement and Plan of Merger, dated as of December 16, 2024 (the "Merger Agreement"), by and among The Shyft Group, Inc. (the "Company"), Aebi Schmidt Holding AG ("Aebi Schmidt"), ASH US Group, LLC ("Holdco") and Badger Merger Sub, Inc. ("Merger Sub"), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger"), with the Company surviving the Merger as a direct, wholly owned subsidiary of Holdco and an indirect, wholly owned subsidiary of Aebi Schmidt, and (b) the transactions contemplated thereby, including the Merger (the "Merger Proposal").	☐	☐	☐

Proposal 2 — The Advisory Compensation Proposal

		For	Against	Abstain
2.	Approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Shyft's named executive officers that is based on or otherwise relates to the Merger (the "Advisory Compensation Proposal").	☐	☐	☐

Proposal 3 — The Adjournment Proposal

		For	Against	Abstain
3.	Approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal or the Advisory Compensation Proposal (the "Adjournment Proposal").	☐	☐	☐

NOTE: The proxy, when properly executed, will be voted in the manner directed herein. For the Merger Proposal (Proposal 1), if no such direction is made, or if a direction is made to ABSTAIN, the proxy will be voted with the same effect as votes cast AGAINST the Merger Proposal (Proposal 1). For the Advisory Compensation Proposal (Proposal 2), assuming that a quorum is present at the Special Meeting, a failure to make such direction or a direction to ABSTAIN will have no effect on the vote. For the Adjournment Proposal (Proposal 3), a failure to make such direction or a direction to ABSTAIN will have no effect on the vote, regardless of whether a quorum is present at the Special Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 17, 2025 AT 10:00 A.M. EASTERN TIME

The Notice & Proxy Statement of The Shyft Group, Inc. is also available at: www.proxyvote.com

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com. Have the control number located on your proxy card available to access the materials on this website.

V75334-S14206

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 17, 2025 AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SHYFT GROUP, INC.

Properly executed proxies received by the day before the cut-off date or the meeting date will be voted in the manner directed. For the Merger Proposal (Proposal 1), if no such direction is made, or if a direction is made to ABSTAIN, the proxy will be voted with the same effect as votes cast AGAINST the Merger Proposal (Proposal 1). For the Advisory Compensation Proposal (Proposal 2), assuming that a quorum is present at the Special Meeting, a failure to make such direction or a direction to ABSTAIN will have no effect on the vote. For the Adjournment Proposal (Proposal 3), a failure to make such direction or a direction to ABSTAIN will have no effect on the vote, regardless of whether a quorum is present at the Special Meeting.

By casting your voting instructions on the reverse side of this proxy card, you hereby (1) acknowledge receipt of the proxy statement related to the above-referenced meeting, (2) appoint the individuals named in such proxy statement, and each of them, as proxies and attorneys-in-fact, with full power of substitution, to represent and to vote all shares of The Shyft Group, Inc.'s common stock that you would be entitled to cast if personally present at such meeting and at any postponement or adjournment thereof, and (3) revoke any proxies previously given.

This proxy will be voted as specified by you. For the Merger Proposal (Proposal 1), if no choice is specified, or if the choice is specified to ABSTAIN, the proxy will be voted AGAINST the Merger Proposal (Proposal 1). For the Advisory Compensation Proposal (Proposal 2), if no choice is specified, or if the choice is specified to ABSTAIN, assuming that a quorum is present at the Special Meeting, the proxy will have no effect on the Advisory Compensation Proposal (Proposal 2) vote. For the Adjournment Proposal (Proposal 3), if no choice is specified, or if the choice is specified to ABSTAIN, the proxy will have no effect on the Adjournment Proposal (Proposal 3) vote, regardless of whether a quorum is present at the Special Meeting.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. Alternatively, you may vote by phone or the Internet, as described in the instructions on the reverse side of the proxy. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side